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FOR IMMEDIATE RELEASE
Aavid Thermal Technologies, Inc. to be Acquired by ANSYS, Inc.
Company’s Thermal Management Solutions Businesses To Operate Independently
     CONCORD, N.H., February 16, 2006 — Aavid Thermal Technologies, Inc. (the “Company”), a leading developer of computational fluid dynamics (“CFD”) software and provider of thermal management solutions for electronics, today announced that it has signed a definitive agreement to be acquired by ANSYS, Inc. (“Ansys”; Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes. Prior to the closing of the transaction, the Company’s thermal management solutions business Aavid Thermalloy, LLC (“Aavid Thermalloy”) will be spun-off to the Company’s stockholders, including Willis Stein & Partners (“Willis Stein”), a leading Chicago-based private investment firm and the Company’s controlling stockholder. Aavid Thermalloy will continue operating as a standalone business.
     Under the terms of the definitive agreement, Ansys will issue 6,000,000 shares of its common stock and pay approximately $300 million, net cash, to the stockholders of the Company and certain of its affiliates, subject to certain adjustments at closing. The transaction is valued at approximately $565 million based on the $44.11 per share closing price of Ansys common stock on February 15, 2006. Ansys will use a combination of existing cash and approximately $200 million from committed bank financing to fund the transaction, including repayment and redemption at closing of the Company’s outstanding senior and subordinated debt.
     The operating business to be acquired by Ansys is comprised of Fluent Inc. and its subsidiaries (collectively, “Fluent”), a global supplier of CFD software technologies and services. Fluent’s offerings enable engineers and designers to simulate fluid flow, heat and mass transfer, and related phenomena involving turbulent, reacting, and multiphase flow and are used by blue chip companies, small and medium-sized enterprises and academic institutions around the world. CFD simulation technology is used in almost every industry sector and manufactured product. CFD technology represents the fastest growing application in the Computer Aided Engineering (CAE) industry, with an 18% growth rate estimated through 2009 as forecasted by Daratech, Inc.
     Following the contemplated spin-off of Aavid Thermalloy, Willis Stein and co-investors will continue to own Aavid Thermalloy on a standalone basis. Aavid Thermalloy is a global provider of thermal management solutions that dissipate unwanted heat from microprocessors and industrial electronics worldwide, including heat sinks, interface materials and attachment accessories, heat spreaders and liquid cooling and phase change devices that are configured to meet customer-specific needs. Aavid Thermalloy has an established reputation for high product quality, service excellence and engineering innovation.
     Dr. Bharatan Patel, Chief Executive Officer of the Company and the founder of Fluent, will continue leading and overseeing Aavid Thermalloy while working closely with Ansys to provide strategic guidance. Dr. Patel commented, “This transaction brings together Fluent’s and Ansys’s software products and services to yield one of the most robust, independent engineering simulation software offerings in the industry. The combination of Fluent’s extensive portfolio of CFD solutions and Ansys’s broad range of simulation capabilities should create a “best of breed” company that will be a leader in the innovation of engineering simulation technology and provide world-class service and support to customers.”
     Dr. Patel continued, “As we look to the future, Aavid Thermalloy will concentrate its efforts on thermal management innovations to help our customers meet the challenges they face in developing next generation electronics products. We lead the industry in new development, time to market and customer service, and we are confident in our ability to execute on our growth plans for Aavid Thermalloy.”
     “Both Fluent and Ansys have a strong commitment to customers and innovation, and we believe this transaction provides a terrific opportunity for the combined company to play a leading role in developing and delivering advanced engineering simulation technologies,” said Daniel H. Blumenthal, a Managing Partner of Willis Stein. “In addition, with this transaction, Aavid Thermalloy will now be entirely focused on thermal management products, an industry with good prospects for growth. We’re looking forward to continuing to work closely with Bart Patel as Aavid Thermalloy expands into new markets and broadens its product offerings.”
     Upon the closing of the transaction, Mr. Blumenthal will join the Ansys board of directors, and Dr. Patel will work closely with Ansys’s board of directors and President and CEO to provide his expertise and knowledge. Additionally, Dr. Ferit Boysan, Fluent’s President, will join Ansys as General Manager, Fluids Business Unit, reporting directly to Ansys’s President and CEO.
     Both companies’ boards of directors have approved the transaction. Subject to customary closing conditions and the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, the transaction is anticipated to close early in the second quarter of 2006.
About Aavid Thermal Technologies, Inc.
     The Company has been owned by Willis Stein and co-investors since February 2000. The Company is a leading developer and marketer of CFD software and a global provider of thermal management solutions for electronic products. Each of these businesses has an established reputation for high product quality, service excellence and engineering innovation in its market. CFD software is used in complex computer-generated modeling of fluid flows, heat and mass transfer and chemical reactions. Fluent’s CFD software is used in a variety of industries, including the automotive, aerospace, chemical processing, power generation, material processing, electronics and HVAC industries.
     Aavid Thermalloy designs, manufactures and distributes on a worldwide basis thermal management products that dissipate unwanted heat, which can degrade system performance and reliability, from microprocessors and industrial electronics products. As described, Aavid Thermalloy and related entities will, prior to consummation of the merger, be spun-off to the Company’s stockholders.

     Overall, the Company services a highly diversified base of national and international customers including OEMs, distributors, and contract manufacturers through a highly integrated network of software, development, manufacturing, sales and distribution locations throughout North America, Europe, and the Far East.
     Additional information on Aavid is available on the World Wide Web at http://www.aatt.com.
About ANSYS, Inc.
     Ansys, founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. Ansys focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. Headquartered in Canonsburg, Pennsylvania with more than 25 strategic sales locations throughout the world, Ansys and its subsidiaries employ approximately 600 people and distribute Ansys products through a network of channel partners in over 40 countries. Visit http://www.Ansys.com for more information.
About Willis Stein & Partners
     Willis Stein & Partners is a leading Chicago-based private equity firm that focuses on investments in profitable, well-managed and growing businesses in the manufacturing, consumer products and services, business services, media and publishing and health care industries. The principals of Willis Stein have made investments in more than 50 companies and manage approximately $3 billion in equity capital. For more information, please visit www.willisstein.com.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     The matters discussed in this release contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that is based on the beliefs of the management of the Company, as well as assumptions made by and information currently available to the management of the Company. The words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
For more information, contact:
For Willis Stein & Partners:
Joe LoBello
Brainerd Communicators, Inc
212-986-6667
lobello@braincomm.com
For Aavid Thermal Technologies, Inc.
Brian A. Byrne, CFO
(603) 224-9988
byrne@aavid.com